For Immediate Release:

Contacts: Peerless Systems Corporation: William R. Neil Chief Financial Officer and Acting Chief Executive Officer (310) 536-0908

Peerless Systems Corporation Announces Settlement
of Proxy Contest with Highbury Financial Inc.

EL SEGUNDO, Calif., December 21, 2009 — Peerless Systems Corporation (Nasdaq: PRLS), today announced that it had entered into an agreement to settle its proxy contest with Highbury Financial Inc.

The settlement was reached after Highbury’s announcement of a definitive merger agreement with Affiliated Managers Group, Inc. (“AMG”), pursuant to which AMG will acquire Highbury.

“We are pleased that our efforts to increase value for all Highbury stockholders have resulted in a transaction,” said Timothy Brog, Chairman of the Board of Peerless.  “Although we would have preferred to have been involved in Highbury’s review of strategic alternatives and the negotiation of the merger agreement, we believe that if the transaction is consummated it will deliver value to all stockholders.  We look forward to the prompt completion of the transaction.”

Under the terms of the agreement, Peerless has withdrawn its nomination of Mr. Brog for election to the Board of Directors of Highbury and will vote all of its Highbury shares in favor of Highbury’s nominees.    Peerless has also withdrawn its proposals to eliminate Highbury’s poison pill and classified board.  In addition, Peerless has agreed to vote in favor of the merger between Highbury and AMG.  Highbury has agreed to reimburse Peerless for its expenses incurred in the proxy contest.

Highbury and Peerless agreed that if the merger is not completed on or before July 16, 2010, or the Highbury merger agreement is terminated, Mr. Brog will automatically be appointed as a director of Highbury, to serve until Highbury’s 2012 annual meeting of stockholders.

Additional information regarding the agreement is included in Peerless’s Current Report on Form 8-K filed with the Securities and Exchange Commission today.

About Peerless Systems Corporation
Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to KMC.  Peerless retained the rights to continue licensing these technologies to customers in the digital document markets.  As a result of the sale, Peerless intends to use its cash on hand to actively pursue acquisitions and mergers that result in enhanced shareholder value.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to find one or more suitable investment opportunities and to successfully complete any such investment, the Company’s current licensing business and the effects of the Company’s downsizing.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2009 Annual Report on Form 10-K.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.